UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2020 (February 26, 2020)
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
155 East 44th Street, Suite 900
New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INTL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
Overview
     As previously announced, on February 26, 2020, GAIN Capital Holdings, Inc. (“GAIN”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with INTL FCStone Inc., a Delaware corporation (“INTL”) and Golf Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of INTL (“Merger Sub”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into GAIN (the “Merger”). As a result of the Merger, Merger Sub will cease to exist, and GAIN will survive as a wholly owned subsidiary of INTL.
Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of the respective parties, at the effective time of the Merger (the “Effective Time”), each share of GAIN common stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares) will be converted into the right to receive $6.00 in cash, without interest.
Conditions to the Merger
The completion of the Merger is subject to the satisfaction or waiver of customary conditions, including, without limitation, (1) the approval of the Merger Agreement and the transactions contemplated thereunder by GAIN’s stockholders (the “Shareholder Approval”), (2) the absence of any restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger, (3) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the receipt of all other required regulatory approvals, (5) subject to certain qualifications, the accuracy of representations and warranties and obligations of GAIN, INTL and Merger Sub, as applicable, under the Merger Agreement and (6) there shall not have occurred a Company Material Adverse effect on GAIN or a Parent Material Adverse Effect on INTL (as such terms are defined in the Merger Agreement) since the signing of the Merger Agreement.
Representations and Warranties; Covenants
The Merger Agreement includes detailed representations, warranties and covenants of GAIN, INTL and Merger Sub. Between the date of execution of the Merger Agreement and the Effective Time, GAIN has agreed to conduct its business in the ordinary course consistent with past practice and use its commercially reasonable best efforts to preserve intact its business organizations and relationships with third parties, including governmental authorities with jurisdiction over GAIN’s operations, customers, suppliers, licensors, licensees and other third parties and to keep available the services of its present officers and key employees.
In addition, subject to certain exceptions, GAIN has agreed not to, and to cause its subsidiaries not to, and to instruct its and its subsidiaries’ respective directors, officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal (as defined in the Merger Agreement), (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to GAIN or any of its subsidiaries or afford access to the business, properties, assets, books or records of GAIN or any of its subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist or participate in any effort by any third party relating to an Acquisition Proposal or any inquiry, expression of interest, proposal or request for information that would reasonably be expected to lead to an Acquisition Proposal (other than requesting the clarification of the terms and conditions thereof so as to determine whether the Acquisition Proposal is, or would reasonably be expected to result in, a superior proposal), (iii) make an adverse recommendation change with regard to the Merger, (iv) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware inapplicable to any third party or any Acquisition Proposal or (v) fail to enforce, grant a waiver or release under a standstill or similar agreement.
Under the terms of the Merger Agreement, INTL and GAIN are required to use reasonable best efforts (except where the Merger Agreement specifies a different standard) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the Merger, including preparing and filing as promptly as practicable all necessary filings and obtaining all required regulatory approvals. Notwithstanding the foregoing, INTL is not be required to (i) take or commit to take any action that would reasonably be expected to result in changes to the business of GAIN or any of its subsidiaries or of INTL or any of its subsidiaries that, if in effect at the start of fiscal year 2019, would have resulted in the reduction of the revenues of GAIN, its subsidiaries, INTL and/or its subsidiaries, by an amount in excess of

$25,000,000 in the aggregate, in the 2019 fiscal year or (ii) take or commit to take any actions that would result in incremental payments, costs or expenditures (including reasonable counsel and advisor fees) by GAIN, its subsidiaries, INTL and/or its subsidiaries, on or after the date of the Merger Agreement (but excluding any payments, costs or expenditures otherwise incurred in connection with the Merger Agreement or the consummation of the Merger), in excess of $12,500,000 in the aggregate in any fiscal year (it being understood and agreed that INTL shall be obligated to take any such actions (A) that result in changes to the business of GAIN or any of its subsidiaries or of INTL or its subsidiaries that, if in effect at the start of fiscal year 2019, would have resulted in the reduction of the revenues of GAIN, its subsidiaries, INTL and/or its subsidiaries, by an amount not in excess of $25,000,000 in the aggregate, in the 2019 fiscal year and (B) that would not result in incremental payments, costs or expenditures (including reasonable counsel and advisor fees) to GAIN, its subsidiaries, INTL and/or its subsidiaries, on or after the date hereof (but excluding any payments, costs or expenditures otherwise incurred in connection with this Agreement or the consummation of the Transaction) in excess of $12,500,000 in the aggregate in any fiscal year).
Termination and Termination Fees
The Merger Agreement includes termination provisions for both GAIN and INTL, including if the Merger has not been consummated on or before November 27, 2020 (the “End Date”), and provides that, in connection with a termination of the Merger Agreement under specified circumstances, GAIN will be required to pay INTL a termination fee of $9 million. Such specified circumstances for the payment of a termination fee by GAIN include, among others, (i) termination by INTL for (or termination by GAIN due to failure to obtain Shareholder Approval following) an adverse recommendation change by GAIN’s Board of Directors or a failure of GAIN’s Board of Directors to call a stockholders meeting and (ii) termination by GAIN in connection with a superior proposal. In addition, under certain circumstances the termination fee may be payable if the Merger Agreement is terminated and GAIN subsequently enters into or consummates an alternative acquisition proposal within 1 year of such termination. Subject to the previous sentence, if the Merger Agreement is terminated because GAIN’s stockholders failed to approve the Merger at the stockholders meeting GAIN agrees to reimburse INTL for its reasonable out-of-pocket deal-related expenses up to $3.5 million (which shall be credited against any termination fee payable).
Treatment of Equity Awards
At the Effective Time, each GAIN stock option shall be canceled and shall entitle the holder to receive an amount in cash equal to the excess, if any, of the per share merger consideration of $6.00 over the applicable exercise price of such stock option multiplied by the number of shares underlying such stock option.
At the Effective Time, each GAIN restricted stock unit and GAIN restricted stock award that is outstanding shall immediately vest and shall be converted into the right to receive a cash payment equal to the per share merger consideration of $6.00 multiplied by the number of shares of GAIN common stock underlying such award, and with respect to any restricted stock unit that vests based on the achievement of performance goals (i) if the performance period applicable to such award has concluded, the number of shares of GAIN common stock underlying such award shall be determined based on actual performance and (ii) if the performance period applicable to such award has not concluded, the number of shares of GAIN common stock underlying such award shall be calculated based on target performance.
Prior to the Effective Time, GAIN shall take all actions with respect to the GAIN 2011 Employee Stock Purchase Plan, as amended from time to time (the “ESPP”) to (i) terminate the ESPP and all outstanding rights thereunder as of immediately prior to and contingent upon the Effective Time and (ii) ensure that (A) existing participants thereunder may not increase their elections with respect to the current offering period, (B) no employee who is not a participant in the ESPP as of the end of the business day immediately prior to the date of the Merger Agreement may become a participant in the ESPP, (C) no more than 134,000 shares of GAIN common stock shall be purchasable under the ESPP during the current offering period and (D) no offering period shall commence after the current offering period and before the Effective Time.
Description of Merger Agreement Not Complete
The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. It is not intended to provide any factual information about INTL, GAIN or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by GAIN stockholders, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by INTL stockholders. INTL stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of INTL, GAIN or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in INTL’s or GAIN’s public disclosures.
Voting and Support Agreements
Concurrently with and as a condition to INTL’s execution of the Merger Agreement, each of (i) VantagePoint Capital Partners, (ii) IPGL Limited and IPGL No 1 Limited and (iii) Glenn Stevens, the Chief Executive Officer of GAIN, who collectively own approximately 44% of GAIN common stock, entered into a voting and support agreement with INTL in their capacities as stockholders of GAIN (collectively, the “Voting and Support Agreements”), pursuant to which such stockholders have, subject to certain limitations, committed to vote their shares of GAIN common stock in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger. Subject to the terms therein, the Voting and Support Agreements will terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the entry, without the prior written consent of such stockholder, into any amendment, modification or waiver of the Merger Agreement which results in a change to the form of, or decrease in the amount of, the merger consideration or an extension to the End Date.
Forward Looking Statements
This document contains “forward-looking statements” within the meaning of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are identified by words such as “may,” “should,” “expects,” “anticipates,” “assumes,” “can,” “will,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “plans.”  These forward-looking statements include, among other things, statements relating to the expected results of the merger with GAIN, including any anticipated cost or capital synergies associated therewith, operating efficiencies and results, growth, client and stockholder benefits, accretion, financial benefits or returns, key assumptions, the expected timing of the closing of the merger, integration costs and transaction costs, expected timing and use of proceeds of any financing, our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond our control, that may cause actual results to be materially different from any anticipated results expressed or implied by these forward-looking statements, including, among others, (i) the occurrence of any event, change, or other circumstance that could give rise to the termination of the merger agreement, (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain GAIN stockholder approval and regulatory approvals, (iii) the announcement and pendency of the merger may disrupt our or GAIN’s business operations, (iv) anticipated benefits of the merger, including the realization of revenue, accretion, financial benefits or returns and other cost and capital synergies may not be fully realized or may take longer to realize than expected, (v) adverse changes in economic, political and market conditions, such as price levels and volatility in the commodities, securities and foreign exchange markets in which we and GAIN operate, (vi) losses from our market-making and trading activities arising from counter-party failures and changes in market conditions, (vii) the possible loss of key personnel or GAIN key personnel, (viii) the impact of increasing competition, (ix) the impact of changes in government regulation, (x) the possibility of liabilities arising from violations of federal and state securities laws, (xi) the impact of changes in technology in the securities and commodities trading industries and (xii) other risks and uncertainties. You should read cautionary statements made as being applicable to all related forward-looking statements wherever they appear in this document. We cannot assure you that the forward-looking statements in this document will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward‑looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they were made.  Except as expressly required under federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this document, whether as a result of new information, future events or otherwise.  All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
Additional Information and Where to Find It
This document may be deemed solicitation material in respect of the proposed acquisition of GAIN by INTL FCStone. In connection with the proposed merger, GAIN will file with the SEC and furnish to GAIN’s stockholders a proxy statement and other relevant documents. This document does not constitute a solicitation of any vote or approval. Stockholders of GAIN are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.
Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement will be available free of charge through GAIN’s website at www.ir.gaincapital.com as soon as reasonably practicable after it is electronically filed with the SEC.
The directors, executive officers and certain other members of management and employees of each of GAIN and INTL FCStone may be deemed “participants” in the solicitation of proxies from stockholders of GAIN in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of GAIN in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about GAIN’s executive officers and directors in the definitive proxy statement on Schedule 14A in connection with GAIN’s 2019 Annual Meeting of Shareholders, filed with the SEC on April 30, 2019.
Item 9.01. Financial Statements and Exhibits
Exhibit 10.1 Agreement and Plan of Merger by and among GAIN Capital Holdings, Inc., INTL FCStone Inc. and Golf Merger Sub I Inc., dated as of February 26, 2020.

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
February 27, 2020	/s/ WILLIAM J. DUNAWAY
(Date)	William J. Dunaway
Chief Financial Officer